Exhibit 10.14

DINEEQUITY, INC. 2010 CASH LONG TERM INCENTIVE PLAN (LTIP) FOR COMPANY OFFICERS

1.                                       Purpose.   The purpose of the DineEquity, Inc. 2010 Cash Long Term Incentive Plan (LTIP) for Company Officers (the “Plan”) is to provide DineEquity, Inc. (the “Company”) with an effective means of attracting, retaining, and motivating Company Officers by linking an annual cash reward to the company’s Total Shareholder Return (TSR) as compared to the companies which comprise the Value Line Restaurant Company Index.

2.                                       Eligibility.   Any Officer of the Company is eligible to participate in the Plan.

3.                                       Administration.   The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).  Except as otherwise expressly provided in the Plan, the Committee shall have full power and authority to interpret and administer the Plan, to approve the Eligible Officers and the amounts, types and terms of the awards, to adopt, amend, and rescind rules and regulations, and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration and implementation of the Plan, provided, however, that the Committee may not, after the date of any award, make any changes that would adversely affect the rights of a recipient under such award without the consent of the recipient.  The determination of the Committee on all matters shall be final and conclusive and binding on the Company and all participants.

4.                                       Plan Highlights.

•                  Plan can pay out from 0% to 200% of target annually based upon DineEquity Total Shareholder Return performance over a rolling 3 year period after the initial cycle, if the plan is continued beyond the 2012 plan year.

•                  DineEquity performance is measured relative to the TSR of the Value Line Restaurant Company Index

•                  For this initial cycle only, there will be a “phase-in” period where relative TSR performance will be measured and a portion of the award can be earned at the end of Year 2

•                  Maximum LTIP cash payout at the end of Year 2 will be “capped” at 50% of target

•                  Maximum LTIP cash payout at the end of Year 3 will be capped at 150% of target.  The total potential payout is up to 200% of target when you add Year 2 and Year 3

•                  Annual renewal of LTIP Cash beyond Year 3 is subject to the approval of the Committee

5.                                       Awards.   Awards may be made by the Committee in such amounts as it shall determine in cash as follows:

Payout Table For Year 2 and Year 3 Only

Example

Target Award of:	$100,000
Range of Opportunty	$0 to $200,000
Award at Threshold	$50,000
Award at Maximum	$200,000

Year 2 Payout Table(1)		Year 3 Payout Table (1)		Total Payout Opportunity
	Payout as a		Payout as a%
TSR %ile Rank	% of Target	TSR%ile Rank	of Target	Year 2 + Year 3
<33rd	0	<33rd	0	0
33rd	25%	33rd	25%	50%
50th	50%	50th	50%	100%
60th	50%	60th	75%	125%
70th	50%	70th	100%	150%
80th	50%	80th	150%	200%

(1) Points between data shown interpolated on a linear basis

Payout Examples

		Year 2			Year 3
		Payout as %	Year 2 $		Payout as %	Year 3 $		Total
Scenarios	Year 2 TSR	of Target	Payout	Year 3 TSR	of Target	Payout	Total Payout as % of Target	Payout
A	60th	50%	$50,000	70th	100%	$100,000	150%	$150,000
B	25th	0%	$0	50th	50%	$50,000	50%	$50,000
C	80th	50%	$50,000	20th	0%	$0	50%	$50,000

Should the plan extend beyond 3 years, the payout table will be:

Normal Payout Table
TSR % ile Rank	Payout%
< 33rd	0%
33rd	50%
50th	100%
60th	125%
70th	150%
>80th	200%

6.                                       Adjustments and Reorganizations.   The Committee may make such adjustments to awards granted under the Plan as it deems appropriate in the event of changes that impact the Company.

In the event of any merger, reorganization, consolidation, change of control, recapitalization, separation, liquidation, stock dividend, stock split, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company the award that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee may deem appropriate.

In the preceding paragraph, “change of control” means any of the following events:

a.                                       An acquisition (other than directly from the Company) of any voting securities of the Company by any Person (as used in Section 13(d) or 14(d) of the Securities Exchange Act, and including any “group” as such term is used in such sections) who immediately after such acquisition is the Beneficial Owner (as used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 40 percent or more of the combined voting power of the Company’s then outstanding voting securities; provided that, in determining whether a change of control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (ii) the Company or any subsidiary of the Company, (iii) any Person that, pursuant to Rule 13d-1 promulgated under the Securities Exchange Act, is permitted to, and actually does, report its beneficial ownership of voting securities of the Company on Schedule 13G (or any successor Schedule) (a “13G Filer”) (provided that, if any 13G Filer subsequently becomes required to or does report its Beneficial Ownership of voting securities of the Company on Schedule 13D (or any successor Schedule) then such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so file, Beneficial Ownership of all voting securities of the Company Beneficially Owned by it on such date, or (iv) any person in connection with a Non-Control Transaction (as hereinafter defined), will not constitute an acquisition which results in a change of control;

b.                                      Consummation of:

(1)                                  a merger, consolidation, or reorganization involving the Company or any direct or indirect subsidiary of the Company, unless:

(A)                              the stockholders of the Company immediately before such merger, consolidation, or reorganization will own, directly or indirectly, immediately following such merger, consolidation, or reorganization, at least 50 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the “Surviving Company”) or any parent thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such merger, consolidation, or reorganization; and

(B)                                the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute a majority of the members of the Board of Directors of the Surviving Company or any parent thereof; and

(C)                                no person (other than the Company, any subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Schedule 13G Filer, the Surviving Company, any subsidiary or parent of the Surviving Company, or any person who, immediately prior to such merger, consolidation, or reorganization, was the Beneficial Owner of 40 percent or more of the then outstanding voting securities of the Company) is the Beneficial Owner of 40 percent or more of the combined voting power of the Surviving Company’s then outstanding voting securities;

(D)                               a transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction;”

(2)                                  the complete liquidation or dissolution of the Company; or

(3)                                  a sale or other disposition of all or substantially all of the assets of the Company (other than a sale or other disposition to an entity (1) of which at least 50% of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the voting securities of the Company, (2) a majority of whose board of directors is comprised of individuals who were members of the Board immediately prior to the execution of the agreement providing for such sale or other disposition and (3) of which no Person (other than the Company, any Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Schedule 13G Filer, the Surviving Corporation, any Subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of 40% or more of the then outstanding voting securities of the Company) has Beneficial Ownership of 40% or more of the combined voting power of the entity’s outstanding voting securities.

c.                                       Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Company stockholders, was approved by a vote of two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation).

d.                                      Notwithstanding the foregoing, a change of control will not be deemed to occur solely because any person (a “Subject Person”) acquires beneficial ownership of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a change of control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a change of control will be deemed to have occurred.

7.                                       Tax Withholding.   The Company shall have the right to (i) make deductions from any settlement of an award under the Plan in an amount sufficient to satisfy withholding of any federal, state, or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied.

8.                                       Expenses.   The expenses of administering the Plan shall be borne by the Company.

9.                                       Amendments.   The Board shall have complete power and authority to amend the Plan, provided that the Board shall not amend the Plan in any manner that requires shareholder approval under applicable law without such approval. No amendment to the Plan may, without the consent of the individual to whom the award shall theretofore have been awarded, adversely affect the rights of an individual under the award.

10.                                 Effective Date of the Plan.   The Plan was effective on January 1, 2010 the date of its adoption by the Board (the “Effective Date”).

11.                                 Termination.   The Board may terminate the Plan or any part thereof at any time, provided that no termination may, without the consent of the individual to whom any award shall theretofore have been made, adversely affect the rights of an individual under the award.

12.                                 Other Actions.   Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.